Exhibit 2.2

EXECUTION COPY

               STOCKHOLDERS AGREEMENT dated as of January 24, 2005 (this “Agreement”), between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation (“Parent”), and each of THE INDIVIDUALS AND OTHER PARTIES LISTED ON SCHEDULE A ATTACHED HERETO (each, a “Stockholder” and, collectively, the “Stockholders”).

          WHEREAS Parent, Nike Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), and Corio, Inc., a Delaware corporation (the “Company”), have contemporaneously with the execution of this Agreement entered into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”; terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

          WHEREAS each Stockholder is the beneficial owner of the number of shares of capital stock of the Company set forth opposite such Stockholder’s name on Schedule A hereto (such shares of capital stock of the Company being referred to herein as such Stockholder’s “Original Shares”, and together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement being referred to herein as such Stockholder’s “Subject Shares”); and

          WHEREAS as a condition to its willingness to enter into the Merger Agreement, Parent and Sub have requested that each Stockholder enter into this Agreement and take certain actions set forth herein;

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, each party hereto agrees as follows:

          SECTION 1. Representations and Warranties of Each Stockholder. Each Stockholder hereby, severally and not jointly, only as to itself, represents and warrants to Parent as follows:

          (a) Organization; Authority; Execution and Delivery; Enforceability. With respect to each Stockholder that is not a natural person, such Stockholder (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has all requisite corporate, partnership or other power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the terms of this Agreement. The execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated by this Agreement and the compliance by such Stockholder with the terms of this Agreement have been duly authorized by all necessary corporate, partnership or other action on the part of such Stockholder and no other corporate, partnership or other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming due execution by Parent, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights generally and by general principles of equity. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance by such Stockholder with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of such Stockholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) any certificate of incorporation or by-laws, partnership agreement or limited liability company agreement (or similar organizational documents) of such Stockholder, (ii) any Contract to which such Stockholder is a party or bound by or to which any of the properties or assets of such Stockholder is bound by or subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law or Judgment, in each case, applicable to such Stockholder or its properties or assets other than, in the case of clauses (ii) and (iii), conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate are not reasonably likely to (x) impair in any material respect the ability of such Stockholder to perform its obligations under this Agreement or (y) prevent or materially impede, or (to the knowledge of such Stockholder as of the date hereof) materially delay, the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated by this Agreement or the compliance by such Stockholder with the provisions of this Agreement, except for (1) filings under the HSR Act and any other applicable competition, merger control, antitrust or similar Law or regulation, and (2) filings with the SEC of such reports or other furnished or filed materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

          (b) The Subject Shares. As of the date hereof, such Stockholder is the beneficial owner of the Original Shares, and if such Stockholder is the record holder of such Original Shares, such Stockholder has good and marketable title to such Original Shares, free and clear of any Liens, other than Liens that individually or in the aggregate are not reasonably likely to (x) impair in any material respect the ability of such Stockholder to perform its obligations under this Agreement or (y) prevent or materially impede, or (to the knowledge of such Stockholder as of the date hereof) materially delay, the consummation of any of the transactions contemplated by this Agreement. As of the date hereof, such Stockholder does not own, of record or beneficially (i) any shares of capital stock of the Company other than the Original Shares or (ii) any option, warrant, call or other right to acquire or receive capital stock or other equity or voting interests in the Company, other than Stock Options owned by any director of the Company who may be deemed an affiliate of such Stockholder. Such Stockholder has the sole right to vote and Transfer (as defined in Section 3(c)) such Original Shares, and none of such Original Shares are subject to any voting trust or other legally binding agreement, arrangement or restriction with respect to the voting or the Transfer of such Original Shares, except as set forth in Sections 3 and 4 of this Agreement, and except for any such restrictions imposed by applicable securities Laws.

          SECTION 2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows: Parent has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the terms of this Agreement. The execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated by this Agreement and the compliance by Parent with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming due execution by each Stockholder, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights generally and by general principles of equity. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance by Parent with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Certificate of Incorporation or By-laws of Parent, (ii) any Contract to which Parent is a party or bound by or to which any of the properties or assets of Parent is bound by or subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law or Judgment, in each case, applicable to Parent or its properties or assets other than, in the case of clauses (ii) and (iii), conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate are not reasonably likely to (x) impair in any material respect the ability of Parent to perform its obligations under this Agreement or (y) prevent or materially impede, or (to the knowledge of Parent as of the date hereof) materially delay, the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (1) filings under the HSR Act and any other applicable competition, merger control, antitrust or similar law or regulation and (2) filings with the SEC of such reports or other furnished or filed materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

          SECTION 3. Covenants of Each Stockholder. Except as may otherwise be consented to by Parent in writing, each Stockholder, severally and not jointly, only as to itself, covenants and agrees as follows:

          (a) At any meeting of the stockholders of the Company called to vote upon the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or at any adjournment thereof, or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) with respect to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement is sought, such Stockholder shall vote (or cause to be voted) all the Subject Shares of such Stockholder in favor of, and shall consent to (or cause to be consented to), the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement.

          (b) At any meeting of the stockholders of the Company or at any adjournment thereof or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) is sought, such Stockholder shall vote (or cause to be voted) all the Subject Shares of such Stockholder against, and shall not consent to (and shall cause not to be consented to), any of the following (or any Contract to enter into, effect, facilitate or support any of the following): (i) any Takeover Proposal or (ii) any amendment of the Company’s Amended and Restated Certificate of Incorporation or By-laws or other proposal, action or transaction involving the Company or any of its subsidiaries or any of its stockholders, which amendment or other proposal, action or transaction is reasonably likely to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement or to dilute in any material respect the benefits to Parent of the Merger and the other transactions contemplated by the Merger Agreement or the transactions contemplated by this Agreement, or change in any manner the voting rights of the Company Common Stock (collectively, “Frustrating Transactions”).

          (c) Such Stockholder shall not (i) prior to the Stockholders Meeting, sell, transfer, pledge, assign, tender or otherwise dispose of (including by gift) (collectively, “Transfer”), or consent to or permit any Transfer of, any Subject Shares or any interest therein, or enter into any Contract, option, call or other arrangement with respect to the Transfer (including any profit sharing or other derivative arrangement) of any Subject Shares or any interest therein, to any person other than pursuant to this Agreement or the Merger Agreement, unless prior to any such Transfer the transferee of such Subject Shares enters into a stockholder agreement with Parent on terms substantially identical to the terms of this Agreement or agrees to become a party to this Agreement pursuant to a joinder agreement satisfactory to Parent or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, any Takeover Proposal or Frustrating Transaction with respect to any Subject Shares, other than pursuant to this Agreement.

          (d) Such Stockholder shall not, nor shall such Stockholder permit any of its subsidiaries to, or authorize any person or permit any director, officer or employee of such Stockholder or any of its subsidiaries, or any investment banker, attorney, accountant or other advisor or representative of such Stockholder or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any Takeover Proposal or Frustrating Transaction or the making of any inquiry or proposal that could reasonably be expected to lead to a Takeover Proposal, or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (other than Parent or its representatives or the Company or its representatives) any information with respect to any Takeover Proposal or Frustrating Transaction. Notwithstanding the foregoing and notwithstanding Section 3(e), nothing in this Agreement shall limit or restrict any person that is a director of the Company from acting in his or her capacity as a member of the Board of Directors of the Company.

          (e) (i) Such Stockholder shall use his or her or its commercially reasonable efforts to take, or cause to be taken, all actions, that are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Merger Agreement. Such Stockholder shall not commit or agree to take any action inconsistent with the transactions contemplated by this Agreement or the transactions contemplated by the Merger Agreement.

     (ii) Such Stockholder shall not, and such Stockholder shall not permit any of its subsidiaries to, or authorize any person or permit any director, officer or employee of such Stockholder or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of such Stockholder or any of its subsidiaries to, directly or indirectly, issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement or any of the transactions contemplated by this Agreement without the prior written consent of Parent, except as may be required by applicable Law or court process.

          (f) Such Stockholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Stockholder may have.

          (g) With respect to each individual listed on Schedule B hereto (each, a “Restricted Person”), such Stockholder shall not, nor shall such Stockholder authorize or permit any of its directors, officers, employees or controlled representatives to, during the Restricted Period applicable to such Restricted Person as set forth on Schedule B hereto, (i) solicit, recruit or hire such Restricted Person, (ii) solicit or encourage such Restricted Person to leave the employment of the Company or any of its subsidiaries or (iii) take any action specified in clause (A) of the immediately following sentence with respect to such Restricted Person. Notwithstanding the foregoing, the restrictions of this subsection (g) shall not (A) prevent any portfolio company that is an affiliate of such Stockholder or that has such Stockholder or any director, officer, employee or controlled representative of such Stockholder as a director or officer from taking any of the foregoing actions; provided, however, that such Stockholder does not, and such Stockholder does not authorize or permit any of its directors, officers, employees or controlled representatives to, (w) identify any Restricted Person to any such portfolio company for any such solicitation, recruiting, hiring or encouraging, (x) comment to such portfolio company on the qualifications or suitability of any Restricted Person, (y) encourage, direct, cause, facilitate or participate in any such solicitation, recruiting, hiring or encouraging or (z) approve any such solicitation, recruiting, hiring or encouraging in any manner (it being understood that a director of any such portfolio company shall not be deemed to have approved the solicitation, recruiting, hiring or encouraging of any Restricted Person in violation of this subclause (z) solely by voting as a director to approve the hiring of such Restricted Person) or (B) apply to the placement of general advertisements or the use of general search firm services with respect to a particular geographic or technical area, but which are not targeted directly or indirectly towards any Restricted Person (it being understood that the restrictions of this subsection (g) shall apply to the candidacy of any Restricted Person resulting from any such advertisement or the activities of any such search firm service).

          SECTION 4. Grant of Irrevocable Proxy; Appointment of Proxy. (a) Each Stockholder hereby irrevocably grants to, and appoints, Parent, David Johnson, John Gianukakis, David Garfinkel and any other individual designated in writing by Parent, and each of them individually, such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote all of such Stockholder’s Subject Shares, or grant a consent or approval in respect of such Subject Shares, (i) in favor of the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement, (ii) against any Takeover Proposal or any Frustrating Transaction and (iii) otherwise in accordance with Section 3 of this Agreement. The proxy granted in this Section 4 shall expire upon the termination of this Agreement.

          (b) Each Stockholder represents that any proxies heretofore given in respect of such Stockholder’s Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

          (c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Each such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.

          SECTION 5. Further Assurances. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may request for the purpose of effectuating the matters covered by this Agreement, including the grant of the proxies set forth in Section 4 of this Agreement.

          SECTION 6. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder’s Subject Shares and shall be binding upon any person to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of Law or otherwise, including such Stockholder’s heirs, guardians, administrators or successors, and each Stockholder further agrees to take all actions necessary to effectuate the foregoing.

          SECTION 7. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto, except that Parent may in its sole discretion assign, in whole or in one or more parts, any or all of its rights, interests or obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of any of its obligations under this Agreement. Any purported assignment in violation of this Section 7 shall be void. Subject to the preceding sentences of this Section 7, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

          SECTION 8. Termination. This Agreement shall terminate upon the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms.

          SECTION 9. General Provisions. (a) Amendments. This Agreement is between each Stockholder and Parent severally and not jointly and may not be amended except by an instrument in writing signed by Parent and such amending Stockholder. Any such amendment shall be effective only as to Parent and such amending Stockholder.

          (b) All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed given upon (i) personal delivery, (ii) transmitter’s confirmation of a receipt of a facsimile transmission, or (iii) confirmed delivery by standard overnight carrier or when mailed in the United States by certified or registered mail, postage prepaid, to Parent in accordance with Section 8.02 of the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

          (c) Interpretation. When a reference is made in this Agreement to a Section or a Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

          (d) Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Agreement shall become effective against any Stockholder and (as between such Stockholder and Parent) Parent when one or more counterparts have been signed by such Stockholder and Parent and delivered to the other party. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by each of the parties thereto.

          (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any person other than the parties hereto (and the persons specified as proxies in Section 4) any rights or remedies.

          (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflicts of laws of such state.

          (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner and to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          (h) Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any Delaware State court for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its affiliates except in such courts). Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth above shall be effective service of process for any action, suit or proceeding in

Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the Stockholders herby appoints the Company as its agent for service of process for any claim, action, suit or other proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any Delaware State court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          (i) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware State court, this being in addition to any other remedy to which they are entitled at law or in equity.

          (j) Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this clause (j).

10

          IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

INTERNATIONAL BUSINESS MACHINES CORPORATION,

by	/s/ David L. Johnson

Name: David L. Johnson
Title: Vice President, Corporate Development

STOCKHOLDERS:

Name:

Address:

Name:

Address:

Name:

Address:

Name:

Address:

10

          IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

INTERNATIONAL BUSINESS MACHINES CORPORATION,

by

Name:
Title:

STOCKHOLDERS:

KPCB Information Sciences Zaibatusu Fund, L.P.

/s/ Kevin R. Compton
Name: Kevin R. Compton

Address: 2750 Sand Hill Rd. Menlo Park, CA 94025

Name:

Address:

Name:

Address:

Name:

Address:

10

          IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

INTERNATIONAL BUSINESS MACHINES CORPORATION,

by

Name:
Title:

STOCKHOLDERS:

KPCB VIII Founders Fund, L.P.

/s/ Kevin R. Compton
Name: Kevin R. Compton

Address: 2750 Sand Hill Rd. Menlo Park, CA 94025

Name:

Address:

Name:

Address:

Name:

Address:

10

          IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

INTERNATIONAL BUSINESS MACHINES CORPORATION,

by

Name:
Title:

STOCKHOLDERS:

Kleiner Perkias Caufield & Byers VIII, L.P.

/s/ Kevin R. Compton
Name: Kevin R. Compton

Address: 2750 Sand Hill Rd. Menlo Park, CA 94025

Name:

Address:

Name:

Address:

10

          IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

INTERNATIONAL BUSINESS MACHINES CORPORATION,

by

Name:
Title:

STOCKHOLDERS:

KPCB Java Fund, L.P.

/s/ Kevin R. Compton
Name: Kevin R. Compton

Address: 2750 Sand Hill Rd. Menlo Park, CA 94025

Name:

Address:

Name:

Address:

Name:

Address:

10

          IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

INTERNATIONAL BUSINESS MACHINES CORPORATION,

by

Name:
Title:

STOCKHOLDERS:

Northwest Partners VII, LP

by	Itasca VC Partners VI, LP

General Partner

by	/s/ George J. Still, Jr. George J. Still, Jr. Partner

Address: Norwest Venture Partners 525 University Avenue, Suite 800 Palo Alto, CA 94301

Name:

Address:

Name:

Address:

Name:

Address:

          IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

INTERNATIONAL BUSINESS MACHINES CORPORATION,

by

Name:
Title:

STOCKHOLDERS:

/s/ Donald A. Sullivan

Name	Greylock IX Limited Partnership

by	Greylock IX GP Limited Partnership

by	Donald A. Sullivan Administrative Partner

Address: 880 Winter Street, Suite 300 Waltham, MA 02451

/s/ Donald A. Sullivan

Name	Greylock XI Limited Partnership

by	Greylock XI GP Limited Partnership

by	Donald A. Sullivan Administrative Partner

Address: 880 Winter Street, Suite 300 Waltham, MA 02451

/s/ Donald A. Sullivan

Name	Greylock XI-A Limited Partnership

by	Greylock XI GP Limited Partnership

by	Donald A. Sullivan Administrative Partner

Address: 880 Winter Street, Suite 300 Waltham, MA 02451